UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2019

EVANS BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-35021	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grimsby Drive
Hamburg, New York	14075
(Address of principal executive offices)	(Zip Code)

 (716) 926-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	EVBN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Amended and Restated Executive Incentive Retirement Plan

On December 17, 2019, Evans Bancorp, Inc. (the “Company”), the bank holding company for Evans Bank,  adopted an Amendment to the Evans Bank, N.A. 2010 Amended and Restated Executive Incentive Plan (the “2010 EIRP”),  for the purpose of freezing the 2010 EIRP. No further employees will become participants in the 2010 EIRP after December 31, 2019 and no further contributions will be made to the 2010 EIRP for years beginning after December 31, 2019.

2020 Executive Incentive Retirement Plan

On December 17, 2019, the Company adopted the 2020 Evans Bank, N.A. Executive Incentive Retirement Plan (the “2020 EIRP”), effective January 1, 2020.  The 2020 EIRP was adopted to replace the 2010 EIRP on a prospective basis. The 2020 EIRP will remain in effect until terminated, modified or amended by the Board of Directors. The 2020 EIRP is unfunded and is considered a non-qualified plan for tax purposes.

Certain members of management and other highly compensated employees, as designated by the Human Resource and Compensation Committee of the Board of Directors, will be eligible to participate in the 2020 EIRP. To be eligible, participants must (i) have the title of Vice President or higher, (ii) have completed one full calendar year of service, and (iii) earn a minimum of $150,000 per year from the Company or an affiliate, taking into account base salary and incentive compensation. The 2020 EIRP will provide an annual contribution by the Company equal to 5% of the participant’s base salary at year-end to a “Deferred Benefit Account” maintained on the books of the Company, which will earn interest at the U.S. Prime Rate plus 1%.

Participants will become fully vested in their Deferred Benefit Account upon completion of 10 full calendar years of service. Participants will be entitled to payment of their vested Deferred Benefit Account upon the later of (i) termination of employment (other than for cause), or (ii) the participant’s attainment of the age set forth in their Designation of Form for Payment, which age must not be younger than 62 years. Notwithstanding the foregoing, unless otherwise determined by the Board of Directors, a participant’s Deferred Benefit Account will automatically vest upon the participant’s death or disability, termination of the 2020 EIRP, or a change in control of the Company.

If a participant terminates employment before completing 10 full calendar years of service, their entire Deferred Benefit Account will be forfeited. Additionally, for a period of one year after a participant terminates employment, a participant will forfeit their vested Deferred Benefit Account if they violate certain non-solicit and non-compete provisions contained in the 2020 EIRP.

The foregoing description of the material terms of the 2020 EIRP does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Evans Bank, N.A. 2020 Executive Incentive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVANS BANCORP, INC.

DATE: December 23, 2019	By:/s/ David J. Nasca
David J. Nasca
President and Chief Executive Officer